YANKEE GAS SERVICES COMPANY
10.1  PRO FORMA BALANCE SHEET -- ASSETS
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
ASSETS
------
Current Assets:
  Cash                                                          $   -           $34,000  a       $ 34,000
  Receivables, net                                                46,518                           46,518
  Accounts receivable from affiliated companies                    6,100                            6,100
  Unbilled revenues                                               43,001                           43,001
  Fuel, materials and supplies, at average cost                   16,702                           16,702
  Prepayments and other                                            6,723                            6,723
                                                                --------        -------          --------
                                                                 119,044         34,000           153,044
                                                                --------        -------          --------
Property, Plant and Equipment:
  Gas utility                                                    679,055                          679,055
     Less: Accumulated depreciation                              281,771                          281,771
                                                                --------        -------          --------
                                                                 397,284           -              397,284
  Construction work in progress                                   58,011                           58,011
                                                                --------        -------          --------
                                                                 455,295           -              455,295
                                                                --------        -------          --------

Deferred Debits and Other Assets:
 Regulatory assets                                                54,722                           54,722
 Goodwill                                                        287,591                          287,591
 Prepaid pension                                                  43,330                           43,330
 Other                                                               719                              719
                                                                --------        -------          --------
                                                                 386,362           -              386,362
                                                                --------        -------          --------
Total Assets                                                    $960,701        $34,000          $994,701
                                                                ========        =======          ========


                                                                                                    PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
LIABILITIES AND CAPITALIZATION
------------------------------
Current Liabilities:
  Notes payable to banks                                        $   -           $34,000  a       $ 34,000
  Notes payable to affiliated companies                           66,000                           66,000
  Long-term debt - current portion                                   950                              950
  Accounts payable                                                36,343                           36,343
  Accounts payable to affiliated companies                         4,936                            4,936
  Accrued taxes                                                    8,496           (293) b          8,203
  Accrued interest                                                 3,348            733  b          4,081
  Other                                                           25,986                           25,986
                                                                --------        -------          --------
                                                                 146,059         34,440           180,499
                                                                --------        -------          --------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes                               89,270                           89,270
  Accumulated deferred investment tax credits                      6,722                            6,722
  Reserve for environmental cleanup costs                         19,401                           19,401
  Regulatory liabilities                                          38,756                           38,756
  Other                                                            7,508                            7,508
                                                                --------        -------          --------
                                                                 161,657            -             161,657
                                                                --------        -------          --------

Capitalization:
  Long-Term Debt                                                 151,376                          151,376
                                                                --------        -------          --------

  Common Stockholder's Equity:
    Common stock                                                       5                                5
    Capital surplus, paid in                                     465,876                          465,876
    Retained earnings                                             35,728           (440) b         35,288
                                                                --------        -------          --------
  Common Stockholder's Equity                                    501,609           (440)          501,169
                                                                --------        -------          --------
Total Capitalization                                             652,985           (440)          652,545
                                                                --------        -------          --------
Total Liabilities and Capitalization                            $960,701        $34,000          $994,701
                                                                ========        =======          ========


YANKEE GAS SERVICES COMPANY
10.2  PRO FORMA INCOME STATEMENT
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
Operating Revenues                                              $293,879        $                $293,879
                                                                --------        -------          --------
Operating Expenses:
  Cost of gas                                                    150,240                          150,240
  Operation                                                       51,032                           51,032
  Maintenance                                                      7,785                            7,785
  Depreciation                                                    23,090                           23,090
  Amortization                                                     1,462                            1,462
  Taxes other than income taxes                                   20,410                           20,410
                                                                --------        -------          --------
        Total operating expenses                                 254,019           -              254,019
                                                                --------        -------          --------
Operating Income                                                  39,860           -               39,860

Interest Expense:
  Interest on long-term debt                                      11,885                           11,885
  Other interest                                                   2,712            733  b          3,445
                                                                --------        -------          --------
        Interest expense, net                                     14,597            733            15,330
                                                                --------        -------          --------
Other Loss, Net                                                   (1,515)                          (1,515)
                                                                --------        -------          --------
Income Before Income Tax Expense                                  23,748           (733)           23,015
Income Tax Expense                                                 7,853           (293) b          7,560
                                                                --------        -------          --------
Net Income/(Loss)                                               $ 15,895           (440)         $ 15,455
                                                                ========        =======          ========

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net Income                                                        15,895           (440)           15,455
                                                                --------        -------          --------
Other comprehensive income/(loss), net of tax:
  Qualified cash flow hedging instruments                          1,363                            1,363
                                                                --------        -------          --------
Comprehensive Income                                              17,258           (440)           16,818
                                                                ========        =======          ========

YANKEE GAS SERVICES COMPANY
10.2  PRO FORMA STATEMENT OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
Balance at beginning of period                                  $ 19,833        $                $ 19,833

Net income                                                        15,895           (440)           15,455
                                                                --------        -------          --------
Balance at end of period                                        $ 35,728        $  (440)         $ 35,288
                                                                ========        ========         ========



YANKEE GAS SERVICES COMPANY
10.2  PRO FORMA CAPITAL STRUCTURE
AS OF DECEMBER 31, 2002
Unaudited
(Thousands of Dollars)

                                                                                                     PRO
                                                                                                    FORMA
                                                                                                   GIVING
                                                                                  PRO              EFFECT
                                                                                 FORMA               TO
                                                                 PER BOOK         ADJ.               ADJ.
Long-term debt                                                  $151,376        $                $151,376

Common stockholder's equity                                      501,609           (440)          501,169
                                                                --------        -------          --------
     Total Capitalization                                       $652,985        $  (440)         $652,545
                                                                ========        =======          ========

*Does not include current portion


YANKEE GAS SERVICES COMPANY
10.2  PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENTS
(Thousands of Dollars)
                                                     Debit        Credit

a) Cash                                              34,000
      Notes payable to banks                                      34,000

To record the issuance of additional
short-term debt.


b) Other interest                                       733
   Accrued taxes                                        293
      Accrued interest                                               733
      Income tax expense                                             293

To record interest expense associated with increased level of short-term debt and related tax effect.